Exhibit 4.1

                               WasteMasters, Inc.
                      1996 EMPLOYEE, CONSULTANT AND ADVISOR
                            STOCK COMPENSATION PLAN

1.         Purpose, Effectiveness of the Plan.

       (a) The purpose of this Plan is to advance the interests of the Company and its stockholders by permitting the Company to discharge, through the issuance of shares of Stock, certain liabilities for compensation due to employees, consultants and advisors for services rendered.

       (b) This Plan will become effective on the date of its adoption by the Board, and will remain in effect until terminated by the Board under section 8 hereof.

2. Certain Definitions. Unless the context otherwise requires, the following defined terms (together with any other capitalized terms defined elsewhere in this Plan or in a Stock Payment Agreement entered into under the Plan) will govern the construction of this Plan, and of any such Stock Payment Agreement:

           "1933 Act" means the federal Securities Act of 1993, as amended;

           "Board" means the Board of Directors of the Company;

           "Code" means the Internal Revenue Code of 1986, as amended;

           "Company" means WasteMasters, Inc., a Maryland corporation;

           "Eligible Person" has the same meaning as the term "employee" in Form S-8, except that the term "Eligible Person" does not include any person within the definition of the term "affiliate" under Rule 144 under the 1993 Act.

           "Fair Market Value" means, with respect to securities as of any date, the market price of such securities determined as follows:

                (i) If the securities were traded on a national securities exchange on the date in question, then the Fair Market Value will be equal to the closing price reported by the applicable composite-transactions report for such date;

               (ii) If the securities were traded over-the-counter on the date in question and last-transaction reporting was available for the securities, then the Fair Market Value will be equal to the last-transaction price reported for such date;

              (iii) If the securities were traded over-the-counter on the date in question but last-transaction reporting was not available for the securities, then the Fair Market Value will be equal to the average of the last reported representative bid and asked prices quoted for such date; and

               (iv) If none of the foregoing provisions is applicable, then the
                    Fair Market Value will be determined by the Board in good faith on such basis as it deems appropriate.

               "Form S-8" means Form S-8 as adopted by the U.S. Securities and Exchange Commission.

               "Participant" means an Eligible Person to whom Stock is issued hereunder;

               "Plan" means this 1996 Employee, Consultant and Advisor Stock Compensation Plan of the Company;

               "Stock" means shares of the Company's Common Stock, $0.01 par value;

               "Stock Payment Agreement" means an agreement between the Company and a Participant, in form and substance satisfactory to the Board in its sole discretion, consistent with this Plan;

               "Subsidiary" has the same meaning as the term "subsidiary corporation" in section 424(f) of the Code;

3. Eligibility. The Company may issue stock under this Plan only to an Eligible Person and only to discharge accrued liabilities for compensation due to such person for services rendered to the Company or a Subsidiary, provided that such issuance qualifies for registration on Form S-8.

4. Issuance Price. Unless otherwise specifically provided in a Board resolution authorizing an issuance of Stock under this Plan, the per share issuance price of such Stock will be equal to the average of the Fair Market Values per share on the 10 trading days immediately preceding the execution of a Stock Payment Agreement by a duly authorized officer of the Company, so that the number of shares issued will equal the liability discharged by the issuance divided by such average, rounded up to the nearest number of whole shares;

5.         Administration.

           (a) Authority and Discretion of Board. The Board will administer the Plan, and will have full and final authority in its discretion, at any time and from time to time, subject only to the express terms, conditions and other provisions of the Company's charter and by-laws, this Plan, and the specific limitations on such discretion set forth herein:

                     (i) to select and approve the persons who will be issued Stock under this Plan from among Eligible Persons, and to authorize the issuance of shares of Stock under the Plan to any person so selected in such number as the Board may determine consistent with Section 4 hereof; and


                    (ii) to interpret this Plan, to prescribe, amend, and rescind rules and regulations relating to the Plan, and to make all other determinations necessary or advisable for the operation and administration of the Plan.

           (b) Stock Payment Agreements. Stock may be issued hereunder only upon the execution and delivery of a Stock Payment Agreement by a Participant and a duly authorized officer of the Company. Stock will not be deemed issued hereunder merely upon the authorization of such issuance by the Board.

6.         Shares Reserved for Issuance.

           (a) Issuance Pool. The aggregate number of shares of Stock that may be issued pursuant to this Plan may not exceed 8,000,000 (the "Issuance Pool").

           (b) Adjustments Upon Changes in Stock. In the event of any change in the outstanding Stock of the Company as a result of a stock split, reverse stock split, stock dividend, recapitalization, combination or reclassification, appropriate proportionate adjustments will be made in the aggregate number of shares of Stock in the Issuance Pool that have not been issued hereunder;

7. Terms of Stock Payment Agreements. Each issuance of Stock under this Plan will be evidenced by a Stock Payment Agreement. Without limiting the foregoing, each Stock Payment Agreement (unless otherwise stated therein) will be deemed to include the following terms and conditions.

           (a) Qualification of Stock. The right to receive Stock authorized for issuance under this Plan will be subject to the requirement that if at any time the Board determines, in its discretion, that the listing, registration or qualification of the shares of Stock to be received upon any securities exchange or under any state or federal law, or the consent or approval of any governmental regulatory authority, is necessary or desirable as a condition of or in connection with the issuance or the acceptance of such shares by the Participant, such shares may not be issued, unless and until such listing, registration, qualification, consent or approval is effected or obtained free of any conditions not acceptable to the Board, in its discretion.

           (b) Representations, Warranties and Agreements of Participants. By accepting Stock under this Plan, a Participant will be deemed to represent, warrant and agree as follows:


                     (i) The Participant understands that transfer of the Stock issued hereunder requires full compliance with the provision of all applicable laws.

                    (ii) Unless an exemption is available or a registration statement is in effect with respect to the sale of Stock issued hereunder, the Participant will accept the Stock for the Participant's own account and not with a view to distribution within the meaning of the 1933 Act, other than as may be effected in compliance with the 1933 Act and the rules and regulations promulgated thereunder.


           (c) Compliance with Law. Notwithstanding any other provision of this Plan, Stock may be issued hereunder only after there has been compliance with all applicable federal and state securities laws, and such issuances will be subject to this overriding condition. The Company will not be required to register or qualify Stock issued hereunder with the Securities and Exchange Commission or any state agency.

           (d) Stock Certificates. Certificates representing the Stock issued hereunder will bear any legends required by law and necessary to effectuate this Plan's provisions. The Company may place a "stop transfer" order against shares of Stock issued hereunder until all restrictions and conditions set forth in this Plan and in the legends referred to in this section 7(d) have been complied with.

           (e) Other Provisions. The Stock Payment Agreement may contain such other terms and conditions, including special forfeiture conditions, rights of repurchase, rights of first refusal and other restrictions on transfer of Stock not inconsistent with this Plan, as may be determined by the Board in its sole discretion.

           (f) Withholding Taxes. As a condition to the issuance of shares of Stock under this Plan, the Participant will pay to the Company in cash, or in such other form as the Board may determine in its discretion, the amount of any tax withholding liability of the Company required in connection with such issuance. For these purposes, "tax withholding liability" will mean all federal and state income taxes, social security tax, and any other taxes applicable to the compensation income arising from the transaction required by applicable law to be withheld by the Company. The Board, in its discretion, may permit a particular Participant to pay all or a portion of the tax withholding liability either by surrendering securities of the Company already owned by such Participant or by withholding shares of Stock to be issued under the particular Stock Payment Agreement, if the Board determines that the Fair Market Value of such surrendered securities or withheld Stock is equal to the corresponding portion of the tax withholding liability to be paid.

8. Amendments and Discontinuance. The Board may amend, suspend or discontinue this Plan at any time or from time to time.

9. Citations to Statutes. References in this Plan to any statutes, regulations, official forms or portions thereof are intended to refer to the statutes, regulations, official forms or portions thereof in force at the time of the Plan's adoption by the Board and as subsequently amended, or to any substantially similar successor statutes, regulations, official forms or portions thereof resulting from recodification, renumbering, or other enactment or promulgation.

10. Notices. Any notice to be given to the Company under the terms of this Plan or under a Stock Payment Agreement may be addressed to the Company at its principal executive office, Attention: Corporate Secretary, or at such other address as the Company may designate in writing. Any notice to be given to an Participant will be addressed to the Participant at the address set forth in the applicable Stock Payment Agreement or otherwise provided to the Company by the Participant. Any such notice will be deemed to have been duly given if and when enclosed in a properly sealed envelope, addressed as aforesaid, registered and deposited, postage and registry fee prepaid, in a post office or branch post office regularly maintained by the United States Government.

11. Governing Law. This Plan will be governed by, and construed in accordance with, the laws of the State of Maryland, without regard to the choice of law provisions of the law of the State of Maryland.

12. Copies of Plan. A copy of this Plan will be delivered to each Participant at or before the time the Participant executes a Stock Payment Agreement.

                                   * * * * * *

Date Plan Adopted by Board of Directors: December 24, 1996